                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  December 13, 1998



                       AMERICAN ONCOLOGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                  0-26190                84-1213501
    (State or other          (Commission File          (IRS Employer
      jurisdiction                Number)          Identification Number)
   of incorporation)


   16825 Northchase Drive, Suite 1300
            Houston, Texas                                 77060
  (Address of principal executive office)                (Zip Code)

                                 (281) 873-2674
              (Registrant's telephone number, including area code)


          ----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

          On December 13, 1998, American Oncology Resources, Inc., a Delaware corporation ("AOR"), Physician Reliance Network, Inc., a Texas corporation ("PRN"), and Diagnostic Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of AOR ("Merger Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged with and into PRN, with PRN being the surviving corporation of such merger (the "Merger"), and as a result of the Merger, PRN will become a wholly owned subsidiary of AOR. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of Common Stock, no par value per share, of PRN ("PRN Common Stock") will be converted into the right to receive 0.94 shares of Common Stock, par value $.01 per share, of AOR ("AOR Common Stock").

          In connection with the execution of the Merger Agreement, AOR and PRN entered into a Stock Option Agreement (the "AOR Option Agreement") pursuant to which AOR granted to PRN an option to purchase up to approximately 10.1% of the outstanding shares of AOR Common Stock, exercisable in the circumstances specified in the AOR Option Agreement. In addition, in connection with the execution of the Merger Agreement, AOR and PRN entered into a Stock Option Agreement (the "PRN Option Agreement" and, together with the AOR Option Agreement, the "Option Agreements") pursuant to which PRN granted to AOR an option to purchase up to approximately 10.1% of the outstanding shares of PRN Common Stock, exercisable in the circumstances specified in the PRN Option Agreement.

          The Merger is subject to termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by AOR's and PRN's stockholders and certain other conditions.

          A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and copies of the Option Agreements are attached hereto as Exhibits 2.2 and 2.3. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing the execution of the Merger Agreement and the Option Agreements was issued on December 14, 1998 and is attached hereto as Exhibit 99.1.

Item 7(c). Exhibits.

     Exhibit 2.1 Agreement and Plan of Merger dated as of December 11, 1998 among American Oncology Resources, Inc., Physician Reliance Network, Inc., and Diagnostic Acquisition, Inc. (Schedules and Exhibits omitted)

     Exhibit 2.2 Company Stock Option Agreement dated as of December 11, 1998 between American Oncology Resources, Inc., and Physician Reliance Network, Inc.

     Exhibit 2.3 Parent Stock Option Agreement dated as of December 11, 1998 between American Oncology Resources, Inc., and Physician Reliance Network, Inc.

     Exhibit 99.1 Joint Press Release dated December 14, 1998.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN ONCOLOGY RESOURCES, INC.


Date: December 15, 1998                 By:  /s/  R. Dale Ross
                                            ----------------------------------
                                            Name:     R. Dale Ross
                                            Title:    Chairman of the Board and
                                                      Chief Executive Officer